UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 16, 2007 (November 15, 2007)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

3480 Preston Ridge Road, Suite 600

Alpharetta, Georgia 30005

(Address of  Principal Executive Office, including Zip Code)

(770) 300-0101

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bruce W. Elder resigned from his position as Chief Development and Planning Officer of MQ Associates, Inc. (“MQ Associates”), effective November 16, 2007.  Mr. Elder is leaving MQ Associates to become a Principal with ghSMART, Inc., a consulting and advisory firm.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2007, MQ Associates amended its Fourth Amended and Restated Certificate of Incorporation by filing its Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware.  MQ Associates has attached the Certificate as Exhibit 3.3 to this Report.  The Certificate reflects amendments to MQ Associates’ capital structure as a result of MQ Associates’ recently closed merger with a subsidiary of Novant Health, Inc. (“Novant”), whereby MQ Associates became a wholly owned subsidiary of Novant.

ITEM 9.01             Financial Statements and Exhibits.

(d)         Exhibits.

Number	Description of Exhibit
3.3	Fifth Amended and Restated Certificate of Incorporation of MQ Associates, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: November 16, 2007

	By:	/s/ Todd E. Andrews
		Name:	Todd E. Andrews
		Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

3.3	Fifth Amended and Restated Certificate of Incorporation of MQ Associates, Inc.